                      SECURITIES AND EXCHANGE COMMISSION
                                   FORM 8-K/A
                                 (AMENDMENT #1)
                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchanges Act of 1934



                         Date of Report March 20, 1997



                       TELEPORT COMMUNICATIONS GROUP INC.
             (Exact Name of Registrant as specified in its Charter)




Delaware                               0-20913              13-3173139
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(State or Other Jurisdiction of        (Commission           (IRS Employer
Incorporation)                         File Number)          Identification No.)


437 Ridge Road, Executive Building 3, Dayton, New Jersey        08810
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's Telephone Number, Including Area Code             (908) 392-2000
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ITEM 2. ACQUISITION OF ASSETS

On March 20, 1997, Teleport Communications Group Inc. ("TCG") completed its previously announced acquisition of Eastern TeleLogic Corporation ("ETC") for 2,757,083 shares of TCG's Class A Common Stock. In the first two steps, on October 25, 1996, employees of ETC exercised their stock options and then ETC redeemed the shares of its stock (approximately 47%) not held by Comcast CAP. Comcast CAP borrowed approximately $115 million from TCG at a market interest rate as a short-term loan and, in turn, loaned this amount to ETC to effect the redemption. The $115 million was funded from the proceeds of the Initial Public Offering on June 27, 1996. In the second step, TCG acquired Comcast Corporation's 51% stock interest in Comcast CAP in exchange for 2,757,083 shares of TCG's Class A Common Stock, resulting in ETC becoming a wholly-owned subsidiary of TCG effective as of March 1, 1997. TCG will assume approximately $60.0 million of ETC debt and other obligations. The acquisition of ETC provides TCG with access to the Philadelphia market, the nation's fifth largest market, and will allow TCG to establish a contiguous network between Boston and Washington, D.C. ETC operates a Class 5 digital telephone switch on its 525-mile fiber option network which connects to more than 360 buildings.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Upon the receipt of Eastern TeleLogic Corporation's 1996 audited financial statements, management performed an analysis related to the significant subsidiary tests. Based on such analysis and discussions with TCG's independent auditors, it was determined that audited financial statements and unaudited pro forma financial statements are not required.
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.


                         TELEPORT COMMUNICATIONS GROUP INC.



Dated: May 16, 1997           By:   /s/ Maria Terranova-Evans
                              ----------------------------------------
                              Name:      Maria Terranova-Evans
                              Title:     Vice President and Controller